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                                                                   EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Members
EGS Electrical Group LLC:

We consent to the incorporation by reference in the registration statement on Form S-8 of SPX Corporation of our report dated November 10, 1998, with respect to the consolidated balance sheet of EGS Electrical Group LLC (and subsidiaries) as of September 30, 1998, and the related consolidated statements of income, members' equity, and cash flows for the year ended September 30, 1998, which report appears in the Form 10-K of SPX Corporation dated March 31, 1999.

                                                                 /s/  KPMG LLP

St. Louis, Missouri
July 8, 1999